                      Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such Prospectus.

Company                                                   Date
- -------                                                   ----
Rifkin Acquisition Partners, L.L.L.P.                     March 22, 1996
Rifkin Acquisition Partners, L.P.                         December 20, 1995
Rifkin Acquisition Capital Corporation                    January 24, 1996
Rifkin Acquisition Management, L.P.                       March 22, 1996
Mid-Tennessee Systems                                     March 15, 1996

We also consent to the references to us under the heading "Experts."


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Denver, Colorado
May 10, 1996